For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CFO
830-372-9581

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
RECORD 2018 SECOND QUARTER RESULTS

SEGUIN, Texas, August 1, 2018 -- Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter ended June 30, 2018.

Highlights for the Quarter

• Record net income for a second quarter of $18.8 million, up 52.4%
• Record net sales for a second quarter of $257.1 million, up 20.6%
▪ Industrial Division net sales of $150.0 million, up  27.9%
▪ Agricultural Division net sales of $59.1 million, up  8.9%
▪ European Division net sales of $48.0 million, up 15.1%
• Record net income for the first six months of $33.4 million, up 36.2%
• Record net sales for the first six months of $495.2 million, up 15.5%
• Backlog remains strong at $220.2 million, up 40% compared to the previous year's second quarter
• Total effective income tax rate for the second quarter at 25.8% compared to 31.9% in the second quarter of 2017 resulting in a savings of approximately $1.5 million

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 2

Summary of Results

Alamo Group’s net sales for the second quarter of 2018 were $257.1 million compared to $213.3 million, in the second quarter of 2017, an increase of 20.6%. Net income for the second quarter was $18.8 million, or $1.60 per diluted share, compared to net income of $12.3 million, or $1.05 per diluted share, in the second quarter of 2017. This is an increase of 52.4% in both net income and earnings per share.

For the first six months of 2018 net sales were $495.2 million compared to $428.7 million in the six month period of the previous year, an increase of 15.5%. Net income for the first half of 2018 was $33.4 million, or $2.84 per diluted share, versus $24.5 million, or $2.10 per diluted share, for the same period in 2017. This is an increase of 36.2% in net income and 35.2% in earnings per share. Net sales, net income and earnings per share for both the second quarter and first six months of 2018 were all at record levels for Alamo Group.

The results for the second quarter and first six months of 2018 benefited from the changes in the U.S. corporate tax rates following implementation of the U.S. tax reform measures. These changes contributed approximately $1.5 million to Alamo's second quarter net income and $3.1 million for the first six months of 2018, as the overall effective income rate was 25.8% in the second quarter and 26.4% for the first six months compared to 31.9% in the prior year second quarter and 33.3% for the first six months of 2017. The results for the second quarter and first six months of 2018 also included the effects of the acquisitions of Santa Izabel and Old Dominion Brush Company which were both completed in June 2017 and R.P.M. Tech which was completed in August 2017. Together, these three additions contributed $15.0 million in net sales and $0.8 million in net income to Alamo's second quarter results and $29.5 million in net sales and $1.5 million in net income in the first half of 2018.(1)

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 3

Results by Division

Alamo Group's Industrial Division net sales in the second quarter of 2018 were $150.0 million compared to $117.3 million in the prior year, an increase of 27.9%. The Division's income from operations for the quarter was $16.2 million compared to $11.1 million in the previous year, an increase of 46.3%. For the first six months of 2018 the Industrial Division's net sales were $282.2 million versus $243.2 million in 2017, an increase of 16.1%. Income from operations in the Division were $28.0 million for the first six months of 2018 versus $23.6 million in the same period of the prior year, an increase of 18.4%. The Industrial Division's results include the effects of the acquisitions of Old Dominion Brush Company and R.P.M. Tech which combined contributed $10.3 million in net sales and $0.7 million in income from operations in the second quarter of 2018 and $19.8 million in net sales and $0.9 million in income from operations in the first six months of the year.(1)

The Company's Agricultural Division net sales in the second quarter of 2018 were $59.1 million, an increase of 8.9% versus net sales of $54.2 million in the prior year. The Division's income from operations for the quarter was $6.2 million compared to $5.9 million in 2017, an increase of 5.6%. For the first six months of 2018, the Agricultural Division's net sales were $117.7 million versus $106.0 million in the prior year, an increase of 11.1%. Income from operations was $11.4 million in the first half of 2018 compared to $10.7 million  in the first half of 2017, an increase of 6.7%. The Division's results include the effects of the acquisition of Santa Izabel which contributed $4.7 million in net sales and $0.3 million in income from operations in the second quarter of 2018 and $9.7 million in net sales and $0.8 million in income from operations in the first six months of the year.(1)

Alamo's European Division net sales were $48.0 million in the second quarter of 2018, a 15.1% increase compared to net sales of $41.7 million in the second quarter of 2017. Income from operations for the quarter was $4.4 million compared to $3.4 million in the second quarter of the prior year, an increase of 30.6%. For the first six months of 2018 net sales in the European Division were $95.3 million compared

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 4

to $79.5 million in 2017, an increase of 19.9%. Income from operations for the first half of 2018 was $8.7 million versus $6.2 million in 2017, an increase of 40.6%.

Comments on Results

Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, “We are very pleased with Alamo's record second quarter results which added nicely to our strong first quarter showing. While we continued to benefit from U.S. tax reform measures and the acquisitions we completed in 2017, we were able to produce record results even before these contributions as our core business continued to strengthen. This was evident in both our top line sales, where organic growth was nearly 9 percent,  as well as operating income levels, where our margins showed continued improvement. We are particularly pleased with the growth in margin percentage given the cost increases we have experienced this year, which are above the pace of the last several years. We feel we have been able to lessen the effects of these cost increases by reacting quickly, however this has been, and will continue to be, challenging given the magnitude and timing of some of these changes, particularly new tariffs recently imposed on imported components. Our margin percentage was also helped by favorable production efficiencies and fixed cost leveraging which more than offset unfavorable mix effect which occurs when whole goods sales growth outpaces growth of aftermarket parts sales.

"Equally challenging has been the longer lead times we have experienced in obtaining certain input components, such as truck chassis. So far this has not materially delayed our deliveries, but it remains a challenge. Even arranging trucking for the transport of our products has gotten tighter. Again, we have been able to manage this situation effectively so far, but we see no signs of relief in the near future.

"Alamo's Industrial Division has held up the strongest with growing sales, a strong backlog and the outlook remains positive. In the first quarter of this year the Division was somewhat impacted by the strike at our Gradall facility in Ohio which was resolved early in the second quarter. Since then Gradall

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 5

has more than made up the shortfall of the first quarter and was a leading performer for us in the second quarter, though in general the whole Division had a good second quarter. While we are concerned about longer lead times on input components and cost increases, including the effects of new tariffs, we feel good about the outlook for this part of our business.

"Our Agricultural Division has continued to perform well, though the market in general remains weak with farm incomes well below the peak levels of several years ago. Some products in this sector have shown growth this year, particularly high horsepower tractors and combines, though this growth is coming off very low prior year comparables, and overall market demand remains significantly below the 2013 peak as well as levels seen as recently as 2015. For Alamo, sales and margins have held up well, though our backlog in this Division is down and the product mix is a little less favorable due to softness in aftermarket spare and wear parts.

" Some of these same conditions are evident in our European operations. While our results continue to improve in Europe and our backlog remains strong, lower farm incomes and higher input costs are creating some soft spots in the market. Currency exchange rates are also an area of concern in our international operations. Our results benefited by a weaker U.S. dollar in the translation of our international earnings during the second quarter of 2018 compared to the previous year, though this has been moving in an unfavorable direction as of late.

"Overall, we feel Alamo Group is in a good position and we remain optimistic about our outlook for the remainder of 2018. Good markets, effective cost control measures, a strong backlog, the benefits of U.S. tax reform and the results from recent acquisitions should all contribute to another successful year for our Company."

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 6

Earnings Conference Call
Alamo Group will host a conference call to discuss the second quarter results on Thursday August 2, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific). Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 877-260-1479 (domestic) or 334-323-0522 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, August 7, 2018 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 5765996.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the
Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, August 2, 2018, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,400 employees and operates 26 plants in North America, Europe, Australia and Brazil as of June 30, 2018. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

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ALAMO ANNOUNCES RECORD 2018 SECOND QUARTER RESULTS    Page 7

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, acquisition integration issues and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #

(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$43,602	$74,637
Accounts receivable, net	238,126	200,223
Inventories	174,836	153,150
Other current assets	12,116	9,980
Total current assets	468,680	437,990

Rental equipment, net	37,057	31,441

Property, plant and equipment	79,737	71,233

Goodwill	83,972	82,430
Intangible assets	50,636	55,353
Other non-current assets	5,297	2,417

Total assets	$725,379	$680,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$63,322	$57,164
Income taxes payable	—	2,210
Accrued liabilities	37,312	35,994
Current maturities of long-term debt and capital lease obligations	17	80
Total current liabilities	100,651	95,448

Long-term debt, net of current maturities	119,000	146,017
Long-term tax liability	12,316	—
Deferred pension liability	879	2,409
Other long-term liabilities	7,415	7,407
Deferred income taxes	10,671	6,672

Total stockholders’ equity	474,447	422,911

Total liabilities and stockholders’ equity	$725,379	$680,864

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017

Industrial	$150,031	$117,342	$282,198	$243,158
Agricultural	59,071	54,221	117,718	105,998
European	48,023	41,713	95,296	79,509
Total net sales	257,125	213,276	495,212	428,665

Cost of sales	190,671	158,597	368,501	319,822
Gross margin	66,454	54,679	126,711	108,843
	25.8%	25.6%	25.6%	25.4%

Operating expenses	39,668	34,372	78,564	68,285
Income from operations	26,786	20,307	48,147	40,558
	10.4%	9.5%	9.7%	9.5%

Interest expense	(1,497)	(1,500)	(2,834)	(2,827)
Interest income	109	81	209	157
Other income (expense)	(92)	(815)	(226)	(1,173)

Income before income taxes	25,306	18,073	45,296	36,715
Provision for income taxes	6,535	5,757	11,942	12,232

Net Income	$18,771	$12,316	$33,354	$24,483

Net income per common share:

Basic	$1.61	$1.07	$2.87	$2.13

Diluted	$1.60	$1.05	$2.84	$2.10

Average common shares:
Basic	11,652	11,547	11,629	11,509

Diluted	11,759	11,671	11,749	11,646

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt, net of cash, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net Sales (consolidated) - GAAP	$257,125	$213,276	$495,212	$428,665
(less: net sales attributable to acquisitions)	(14,951)	(642)	(29,493)	(642)
Net Sales less acquisitions (consolidated) - non-GAAP	$242,174	$212,634	$465,719	$428,023

Net Sales (Industrial Division) - GAAP	$150,031	$117,342	$282,198	$243,158
(less: net sales attributable to acquisition)	(10,263)	—	(19,830)	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$139,768	$117,342	$262,368	$243,158

Net Sales (Agricultural Division) - GAAP	$59,071	$54,221	$117,718	$105,998
(less: net sales attributable to acquisitions)	(4,688)	(642)	(9,663)	(642)
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$54,383	$53,579	$108,055	$105,356

Net Sales (European Division) - GAAP	$48,023	$41,713	$95,296	$79,509
(less: net sales attributable to acquisition)	—	—	—	—
Net Sales less acquisitions (European Division) - non-GAAP	$48,023	$41,713	$95,296	$79,509

Operating Income (consolidated) - GAAP	$26,786	$20,307	$48,147	$40,558
(less: operating income attributable to Industrial acquisitions)	(670)	—	(948)	—
(less: operating income attributable to Agricultural acquisitions)	(279)	63	(836)	63
Operating Income less acquisitions (consolidated) - non-GAAP	$25,837	$20,370	$46,363	$40,621

Net Income (consolidated) - GAAP	$18,771	$12,316	$33,354	$24,483
(less: net income attributable to acquisitions)	(815)	65	(1,482)	65
Net Income less acquisitions (consolidated) - non-GAAP	$17,956	$12,381	$31,872	$24,548

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended June 30,			Change due to currency translation
	2018	2017	% change from 2017	$	%

Industrial	$150,031	$117,342	27.9%	$659	0.6%
Agricultural	59,071	54,221	8.9%	(267)	(0.5)%
European	48,023	41,713	15.1%	3,212	7.7%
Total net sales	$257,125	$213,276	20.6%	$3,604	1.7%

	Six Months Ended June 30,			Change due to currency translation
	2018	2017	% change from 2017	$	%

Industrial	$282,198	$243,158	16.1%	$1,276	0.5%
Agricultural	117,718	105,998	11.1%	(146)	(0.1)%
European	95,296	79,509	19.9%	8,938	11.2%
Total net sales	$495,212	$428,665	15.5%	$10,068	2.3%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	June 30, 2018	June 30, 2017	Net Change

Current maturities	$17	$80
Long-term debt,net of current	119,000	146,017
Total debt	$119,017	$146,097

Total cash	43,602	74,637
Total debt net of cash	$75,415	$71,460	$3,955

EBITDA

	Six Months Ended		Trailing Twelve Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	December 31, 2017

Income from operations	$48,147	$40,558	$96,927	$89,338
Depreciation	9,225	8,364	18,008	17,147
Amortization	1,866	1,664	3,722	3,520
EBITDA	$59,238	$50,586	$118,657	$110,005